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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                   ----------

                                    FORM 8-A

                     FOR REGISTRATION OF CERTAIN CLASSES OF
                 SECURITIES PURSUANT TO SECTION 12(b) OR (g) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


                               ROADWAY CORPORATION
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             (Exact name of registrant as specified in its charter)


              Delaware                                     34-1956254
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(State of incorporation or organization)                  (IRS Employer
                                                        Identification No.)

   1077 Gorge Boulevard, Akron, Ohio                          44310
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(Address of Principal executive offices)                    (Zip Code)
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
If this form relates to the registration of a           If this form relates to the registration of a
class of securities pursuant to Section 12(b)           class of securities pursuant to Section 12(g)
of the Exchange Act and is effective upon               of the Exchange Act and is effective pursuant
filing pursuant to General Instruction A.(c),           to General Instruction  A.(d), please check
please check the following box. |_|                     the following box. |X|

Securities Act registration statement file number to which this form relates:
_____________________
 (If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

      Title of each class                    Name of each exchange on which
      to be so registered                    each class is to be registered
      -------------------                    ------------------------------
              --                                           --
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              --                                           --
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Securities to be registered pursuant to Section 12(g) of this Act:

                     Common Stock, par value $.01 per share
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                                 Title of class

                                       --
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                                 Title of class


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ITEM 1.  DESCRIPTION OF SECURITIES TO BE REGISTERED.
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         On May 29, 2001, Roadway Express, Inc., a Delaware corporation
("Roadway Express"), Roadway Corporation, a wholly-owned subsidiary of Roadway Express (the "Company"), and Roadway Merger Corp., a Delaware corporation and a wholly-owned subsidiary of the Company ("Merger Sub"), entered into an Agreement and Plan of Merger (the "Merger Agreement"). Pursuant to the Merger Agreement, effective May 30, 2001, Merger Sub merged with and into Roadway Express, with Roadway Express as the surviving corporation. As a result, Roadway Express became a wholly-owned subsidiary of the Company.

         Each share of common stock of Roadway Express existing prior to the merger has been converted into one share of common stock, par value $.01 per share, of the Company (the "Common Stock"). The Common Stock will have the same rights and preferences as the common stock of Roadway Express and will be listed on the NASDAQ National Market.

         The following document previously filed by Roadway Express with the Securities and Exchange Commission is incorporated herein by reference:

         The description of Roadway Express' Common Stock, $.01 par value per share, contained in Roadway Express' Registration Statement on Form 10 filed pursuant to Section 12 of the Securities Exchange Act of 1934 (the "Exchange Act"), including any amendments and reports filed for the purpose of updating that description.

ITEM 2.  EXHIBITS.

         Exhibit
         Number   Exhibit
         ------   -------

         2.1 Agreement and Plan of Merger by and among Roadway Express, Inc., Roadway Merger Corp. and Roadway Corporation, dated as of May 29, 2001.

         3.1 Amended and Restated Certificate of Incorporation of Roadway Corporation.

         3.2      Amended and Restated Bylaws of Roadway Corporation.















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         SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                               ROADWAY CORPORATION



                               By:   /s/ John J. Gasparovic
                                     -------------------------------------------
                                     Name:    John J. Gasparovic
                                     Title:   Vice President General Counsel
                                              and Secretary

Dated:  May 30, 2001





















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                                INDEX TO EXHIBITS

EXHIBIT
NUMBER      EXHIBIT
------      -------

   2.1 Agreement and Plan of Merger by and among Roadway Express, Inc., Roadway Merger Corp. and Roadway, Inc., dated as of May 29, 2001.

   3.1      Amended and Restated Certificate of Incorporation of Roadway
            Corporation.

   3.2      Amended and Restated Bylaws of Roadway Corporation.
















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